UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 13, 2012
(Date of Report (Date of Earliest Event Reported))

United Bancorp, Inc.
(Exact name of registrant as specified in charter)

Michigan	0-16640	38-2606280
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

2723 S. State Street, Ann Arbor, MI 48104
(Address of principal executive offices)

(734) 214-3700
(Registrant's telephone number including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(a)

On June 13, 2012, United Bancorp, Inc. (the "Company") and its subsidiary, United Bank & Trust (the "Bank"), entered into an underwriting agreement (the "Underwriting Agreement") with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Sandler O'Neill  & Partners, L.P. as representatives of the several underwriters (the "Underwriters") and United States Department of the Treasury (the "Selling Shareholder"), with respect to the sale by the Selling Shareholder and the purchase by the Underwriters of 20,600 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, Liquidation Preference Amount $1,000 per share, of the Company (the "Preferred Stock").

Under the terms of the Underwriting Agreement, the Underwriters agreed to purchase the Preferred Stock from the Selling Shareholder at a price of $813.12 per share, and to sell the Preferred Stock to the public through a modified dutch auction at an initial public offering price of $825.50 per share. The Company will not receive any of the proceeds from the offering. The offering is expected to close on or about June 19, 2012. The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary conditions to closing, indemnification rights granted to the Underwriters by the Company, other obligations of the parties and termination provisions.

The offering was made pursuant to the Company's effective Form S-1 Registration Statement (File No. 333-180883) and a prospectus and prospectus supplement thereto.

The Underwriting Agreement is filed as Exhibit 1.1 to this report and is here incorporated by reference.  This description of the Underwriting Agreement is a summary and is qualified in its entirety by reference to the Underwriting Agreement.

(b)

In connection with the sale of the Preferred Stock by the Selling Shareholder, the Company entered into a Letter Agreement with the Selling Shareholder, under which (i) the Company reaffirmed certain of its obligations relating to its participation in the TARP Capital Purchase Program, and (ii) the Selling Shareholder notified the Company of its intent to sell the Warrant issued by the Company to the Selling Shareholder in connection with the Company's participation in the TARP Capital Purchase Program if the Company does not notify the Selling Shareholder of its intention to repurchase the Warrant within 15 days after June 13, 2012. As of the date of the filing of this report, the Company has not notified the Selling Shareholder of its intention to repurchase the Warrant.

The Letter Agreement is filed as Exhibit 1.2 to this report and is here incorporated by reference.  This description of the Letter Agreement is a summary and is qualified in its entirety by reference to the Letter Agreement.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

1.1	Underwriting Agreement.

1.2	Letter Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Bancorp, Inc. (Registrant)
By:

Date: June 19, 2012	/s/ Randal J. Rabe
Randal J. Rabe Executive Vice President and Chief Financial Officer